Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET

ANNOUNCES NEW CHIEF FINANCIAL OFFICER

AND BOARD CHANGES

Brad Lukow Appointed Chief Financial Officer

Amin Maredia Appointed to the Board of Directors

PHOENIX, Ariz. – (Globe Newswire) – February 25, 2016 – Sprouts Farmers Market, Inc. (Nasdaq: SFM), one of the fastest-growing retailers in the country, today announced that Brad Lukow will join the company as chief financial officer, effective March 4, 2016.  Lukow comes to Sprouts with 25 years of financial executive experience in the consumer retail sector, including six years as chief financial officer at Shoppers Drug Mart, Canada’s leading drug store retailer with over 1,300 locations. In that position, in addition to finance, treasury and investor relations, he also oversaw the strategy and acquisitions, real estate development and information technology functions.  Lukow is a Chartered Professional Accountant and is a graduate of the University of Western Ontario.

“We are looking forward to Brad joining Sprouts as our new CFO,” said Amin Maredia, chief executive officer.  “Brad brings a wealth of retail business and financial experience.  I look forward to working with Brad to continue to drive our business and deliver on our mission of ‘Healthy Living for Less.’”

“I am extremely excited to join Sprouts at this stage in the company’s development,” said Lukow.  “This company is dynamic and its competitive position is compelling. I feel privileged to begin working with the team to continue growing the brand, enhancing long-term shareholder value and having a positive impact on the communities Sprouts serves.”

Lukow will lead the company’s financial, accounting, investor relations and treasury functions and report directly to Maredia. He will work closely with the company’s interim chief financial officer, Susannah Livingston, to ensure a smooth transition.  Livingston will remain with the company in her capacity as Vice President of Investor Relations and Treasury.

The company also announced the appointment of Maredia to its board of directors, replacing Andrew Jhawar, who resigned from the board effective February 23, 2016.

“I am honored to serve Sprouts in this new capacity as a member of the board of directors,” said Maredia.  “I would like to personally thank Andy for his guidance and leadership that he has provided to Sprouts as a member of our board of directors since 2011.”

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 21,000 team members and operates more than 220 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

###

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

2/25/16